UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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MILLENNIUM INVESTMENT & ACQUISITION COMPANY, INC.
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MILLENNIUM INVESTMENT & ACQUISITION COMPANY, INC.
(formerly known as MILLENNIUM INDIA ACQUISITION COMPANY, INC.)

301 Winding Road
Old Bethpage, NY 11804

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held Tuesday, June 9, 2015

To our Stockholders:

 The Annual Meeting of Stockholders of Millennium Investment & Acquisition Company, Inc. (“MIAC” or the “Company”) will be held at the offices of Morrison Cohen LLP, 909 Third Avenue New York NY 10022 on Tuesday, June 9, 2015, at 11:30 a.m. local time, for the following purposes:

1.
To elect the four individual nominees named in the accompanying Proxy Statement to serve as the members of the Company’s Board of Directors (the “Board”) until the next meeting of stockholders of the Company or until such directors’ respective successors are duly elected and qualified.

2.	To ratify the selection of the Company’s independent registered public accounting firm.

3.	To transact such other business as may properly come before the meeting, or any adjournment or adjournments thereof.

By order of the Board.

/s/ David H. Lesser
David H. Lesser
Chairman, CEO, Secretary and Treasurer
New York, New York

New York, New York May 15, 2015

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WE NEED YOUR VOTE

YOUR VOTE IS IMPORTANT, NO MATTER HOW LARGE OR SMALL YOUR STOCKHOLDING. BY LAW, THE ANNUAL MEETING OF STOCKHOLDERS OF MIAC WILL HAVE TO BE ADJOURNED WITHOUT CONDUCTING ANY BUSINESS IF LESS THAN A QUORUM IS REPRESENTED AT THE MEETING, IN PERSON OR BY PROXY. CLEARLY, YOUR VOTE COULD BE CRITICAL TO ENABLING US TO HOLD OUR MEETING AS SCHEDULED AND AVOID THE COSTS OF ADJOURNING AND RESCHEDULING. WE URGE YOU TO RETURN YOUR PROXY CARD PROMPTLY, OR VOTE PROMPTLY BY TELEPHONE OR ELECTRONIC MEANS TO THE EXTENT THOSE OPTIONS ARE MADE AVAILABLE ON YOUR PROXY CARD, IF YOU WILL NOT BE ATTENDING THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON WITH ALL THE AUTHORIZATIONS YOU MAY NEED IN ORDER TO VOTE YOUR STOCK IN PERSON.

ii

MILLENNIUM INVESTMENT & ACQUISITION COMPANY, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To be held Tuesday, June 9, 2015

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Millennium Investment & Acquisition Company, Inc. (“MIAC” or the “Company”) to be used at the 2015 annual meeting of stockholders of the Company to be held on Monday, June 9, 2015, at 11:30 a.m. local time (including as it may be adjourned from time to time, the “Annual Meeting”), at the offices of Morrison Cohen LLP, 909 Third Avenue, New York, NY 10022, for the purposes set forth in the Notice of Annual Meeting of Stockholders accompanying this Proxy Statement.

Stockholders of record at the close of business on May 4, 2015 (the “Proxy Record Date”) will be entitled to receive notice of, be present at and vote at the Annual Meeting. Stockholders are entitled to one vote for each Company share held.

It is essential that stockholders complete, date, sign and return the proxy card or voting instructions they receive in connection with this Proxy Statement. Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon. If the proxy card or voting instructions are executed and returned, they may nevertheless be revoked by a new proxy given later; although, to be effective, such new proxy must be received prior to the meeting. In addition, any stockholder who attends the meeting in person may vote by ballot at the meeting (provided that the stockholder has all the authorizations needed in the event the stockholder holds stock through a broker or other intermediary), thereby cancelling any proxy previously given. A quorum is constituted by the presence in person or by proxy of the holders of a majority of the outstanding shares of the Company entitled to vote at the meeting.  As of May 4, 2015, the Company had outstanding the following number of voting shares:

Common Stock: 10,959,814 shares

Definitive forms of this proxy statement and the accompanying proxy card are first being released to stockholders on or about May 15, 2014.

The principal executive office of the Company is located at 301 Winding Road, Old Bethpage, New York 11804. Copies of the Company’s most recent annual, semi-annual reports and other reports are available upon request, without charge, by writing to the Company c/o Gemini Fund Services, LLC, 80 Arkay Drive, Hauppauge, New York 11788, or by calling (631) 470-2644. This proxy statement and copies of the Company’s most recent annual, semi-annual reports and other publicly filed reports are also available at http://www.sec.gov.

RECENT DEVELOPMENTS

Closing on Acquisition of Activated Carbon Plant

As previously disclosed, we continue to work on new business prospects to broaden our investment base. As part of this new strategy, we have entered into an agreement to acquire an activated carbon biomass plant located on the Big Island of Hawaii.

From 2009 to 2012, approximately $50 million was invested in the Plant by parties other than MIAC. Despite commencing operations in 2011, the Plant failed to achieve full commercial operations and generate profits and ceased operating in 2012, and its owner filed for bankruptcy. MIAC entered into an agreement with the bankruptcy trustee to purchase the Plant for $1.3 million, which MIAC believes is a favorable price substantially below the amount invested in the Plant.

The Plant consists of 13 acres of land leased from the Department of Hawaiian Home Lands, the existing installations and equipment and approximately 24,000 tons of macadamia nut shell feedstock already on-site. MHC would assume an amended version of the land lease and acquire the installations, equipment and feedstock. When operating, the Plant will process a waste stream of macadamia nut shells into a special form of activated carbon (“AC”). AC has many small, low-volume pores, which give the substance an extremely large surface area. The large surface area and complex network of pores provide benefits in a variety of chemical processes, including filtration, purification and energy storage (including electricity storage and gas storage).

MHC intends to upgrade the Plant and see it through to full commercial operations and profitability. MHC intends to produce a premium-grade AC with characteristics that should generate a price premium relative to commodity-grade AC. In particular, MHC’s premium-grade AC should be of value in the manufacture of ultracapacitors. Ultracapacitors are an advanced alternative to traditional batteries for the storage of electricity. There are also other emerging applications for premium-grade AC that could present MHC with additional growth opportunities. The Plant is proximate to the port of Kawaihae, which will facilitate shipping MHC’s activated carbon to AC manufacturing bases in the Far East and California.

MHC currently anticipates that between $7.5 million and $15 million of additional investment will be required to upgrade the Plant including working capital and to cover contingencies until the Plant achieves stabilized commercial operations. MHC currently expects that it may take as long as three years to achieve stabilized commercial operations, after which point MHC believes the Plant can generate an attractive return on its invested capital. MIAC believes that purchasing the Plant at a substantial discount to the capital investment made by the original developer of the Plant increases its likelihood of successfully implementing a plan to generate attractive rates of return. In addition, as part of the acquisition and bankruptcy process, MIAC amended the terms of the ground lease with DHHL to reduce the annual rental amount and also defer the rent for the first two years, as well as eliminating other liabilities, all of which should further enhance MIAC’s likelihood of success. There can be no assurance that the investment in the Plant will generate an attractive return on MIAC’s invested capital.

SMG Global Investment Update

MIAC currently holds 14,736,035 shares of SMC Global (“SMC”), an India-based financial services firm. This represents an approximate 13% ownership of SMC.

As previously disclosed, on October 20, 2014, SMC publicly filed a Draft Red Herring Prospectus (“DRHP”) with the Indian securities regulatory authority (“SEBI”), in anticipation of conducting a Further Public Offering (“FPO”) of its shares and a listing of its shares on India’s principal stock exchanges, the Bombay Stock Exchange and the National Stock Exchange of India. As of April 8, 2015, SMC has been notified that it has cleared the SEBI regulatory process for the FPO and are now in the Red Herring Prospectus stage in anticipation of the FPO.  SMC Global is targeting a sale of approximately $20 million (as converted to U.S. Dollars) of new shares. MIAC has negotiated the right to participate in the FPO by selling up to approximately $3 million (as converted to U.S. Dollars) of its SMC Global shares as part of the FPO. MIAC believes that it has complied with all requirements to participate as a selling shareholder in the FPO.  There can be no assurance as to when or if the FPO will occur. The current estimate with respect to timing targets a completion of the FPO in or about July 2015. In addition, there can be no assurance as to what the ultimate price per share will be, if the FPO occurs.

As previously disclosed, MIAC has negotiated a right to sell 1,131,345 shares of SMC Global back to the “promoter group” of SMC at a price of 125 Indian Rupees (approximately $2.02) per share in the event SMC did not complete a public offering and a listing on a primary exchange in India by March 31, 2015.  On April 1, 2015, MIAC exercised its right to sell 1,131,345 shares as described above.  The “promoter group” has requested that MIAC allow additional time to close on this sale. MIAC currently anticipates receiving proceeds commencing after the completion of the FPO with the final payment anticipated by April 2016.   There can be no assurance the “promoter group" will comply with their obligations related to the right to sell agreement.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

It is proposed that stockholders of MIAC consider the election of four Directors to serve until the next Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. The individual nominees (the “Nominees”) proposed for election are listed below. Each Nominee currently serves as a Director of MIAC.

David H. Lesser
Dionisio D’Aguilar
Jesse Derris
Kevin McTavish

Each Nominee has consented to being named in this Proxy Statement and has agreed to continue to serve as a director if elected. Biographical information about each Nominee and other information relevant to the Nominees and the ownership and governance of the Company is set forth below. The address of each Nominee is in care of the Company at 301 Winding Road, Old Bethpage, New York 11804.

The persons named as proxies on the accompanying form of proxy intend to vote each such proxy for the election of the Nominees, unless stockholders specifically indicate on their proxies the desire to withhold authority to vote for election to office. It is not contemplated that any Nominee will be unable to serve as a director for any reason but, if such a reason should arise as to any Nominee or Nominees prior to the Annual Meeting, the is proxy holders shall be authorized to substitute another person or persons of their choice as nominee or nominees.

One of the Nominees, Mr. Lesser, is an “Interested Persons” of the Company, as defined in the Investment Company Act of 1940 (the “1940 Act”). The remaining three Nominees are “disinterested” or “independent.” As independent directors, the three disinterested directors play a critical role in overseeing Company operations and policing potential conflicts of interest between the Company, its officers and service providers.

Historically, the Company has reimbursed directors for their expenses relating to Board service and paid remuneration to directors and officers, although it has not had a bonus, pension, profit-sharing or retirement plan. The Board has determined to pay the disinterested members of the Board $4,000 per annum and to reimburse them for expenses related to attending Board meetings and their participation as members of the Board. In addition, the Company has two officers: Mr. Lesser, who serves as CEO, Treasurer and Secretary. The Board has determined to pay Mr. Lesser total compensation at an annual rate of $120,000 in cash. The foregoing remuneration and compensation amounts and expense reimbursement policy went into effect as of October 4, 2013 and shall apply on an ongoing basis unless and until modified by the Board. The Board expects to review these amounts and policies when appropriate based on activities of the Company. The aggregate amount of compensation paid to each Nominee by the Company for the fiscal year ended December 31, 2014 is disclosed below under “The Nominees – Nominees’ Compensation”.

The Nominees

Name, Age, Address(a)	Positions with Company(b)	Term of Office, Length of Service	Principal Occupations, Past Five Years	Number of Funds in MIAC Complex(c) Overseen by Nominee	Other Public Directorships Held by Nominee, Past Five Years

David H. Lesser, 49	Interested Director(d), Chairman of the Board of Directors, CEO, Secretary, Treasurer	Took office October 3, 2013 by means of written consent of majority of stockholders	Chairman and CEO of Power REIT (NYSE MKT: PW) since 2011; President of Hudson Bay Partners, LP since 1995	1	Chairman of Power REIT (NYSE MKT: PW); Director of eLab and Student Agencies Foundation

Dionisio D’Aguilar, 50	Independent Director	Took office October 3, 2013 by means of written consent of majority of stockholders	President and CEO of Superwash Limited since 1993	1
Director of Bahamar since 2011; Chairman of the Board of AML Foods Limited since 2009; Chairman of the Board of Insurance Company of The Bahamas Limited since 2008; Director of J.S. Johnson and Company Limited since 2006

Jesse Derris, 35	Independent Director	Took office October 3, 2013 by means of written consent of majority of stockholders	CEO of Derris & Company since 2012; from 2005-2012, held various positions with Sunshine Sachs	1

Kevin McTavish, 57	Independent Director	Included on the slate for election to the Board of Directors at the 2015 Annual Meeting of Shareholders.	Currently Chairman of the Board of Institutional Real Estate, Inc. Formerly a Principal and Chief Operating Officer at Colony Capital, LLC. Prior to Colony he was a founder of Brazos Asset Management (later renamed Lone Star Opportunity Fund) for the Robert Bass Group.	1

(a) The address of each Nominee is in care of the Company at 301 Winding Road, Old Bethpage, New York 11804.

(b) “Independent Directors” are directors who are not “Interested Persons” (as defined in Section 2(a)(19) of the 1940 Act) of MIAC and “Interested Directors” are directors who are, or are being treated by the Company as, “Interested Persons” of MIAC.

(c) The term “Fund Complex” refers to MIAC and no other registered investment companies.

(d) Mr. Lesser is an “Interested Person” by virtue of his position as an officer of MIAC. Mr. Cherian is an “Interested Person” by virtue of his position as an officer of MIAC within the past two years.

Nominees’ Qualifications. The Company believes that each Nominee is competent to serve as a director of the Company because of his overall individual merits, including: (i) experience, (ii) qualifications, (iii) attributes and (iv) skills. The Company does not believe that any one factor is determinative in assessing a Nominee's qualifications, but that the collective experience of each Nominee makes him highly qualified to serve.

Mr. Lesser has over 28 years of experience in financial services, accounting, valuation and international businesses. In addition to serving as Chairman and CEO of the Company, Mr. Lesser also serves as Chairman and CEO of Power REIT (NYSE MKT: PW) since 2011. In addition, he is the President of HBP, an investment firm focused primarily on real estate-related and alternative energy opportunities since its inception in 1996. Prior to forming HBP, Mr. Lesser was a Director of Investment Banking at Merrill Lynch & Co.

Since 1995, Mr. Lesser, through HBP, has invested in numerous opportunities, including a reverse merger transaction in 1997 that led to the formation of Keystone Property Trust (NYSE: KTR) (“Keystone”). Mr. Lesser, as president of HBP, led an investor group and structured a reverse merger transaction with American Real Estate Investment Corporation (AMEX: REA) to ultimately form Keystone. The transaction involved an investment of cash, the merger of a property management company and the acquisition of a family-owned portfolio of industrial properties for ownership. In addition to initial structuring and equity investment by HBP, Mr. Lesser served on Keystone’s board of trustees until June 2000. Keystone was acquired by Prologis (NYSE: PLD) in 2004.

Mr. Lesser holds a Masters of Business Administration (M.B.A.). from Cornell University and a B.S. in Applied Management and Economics from Cornell University.

We believe Mr. Lesser’s extensive investment experience and experience with public companies make him well qualified to continue serve as a director of MIAC.

Mr. D’Aguilar has over twenty years of business experience and holds a designation as a CPA. He has served as President and CEO of Superwash Limited since 1993. Superwash Limited is the largest chain of self-service laundry facilities in the Bahamas. Since 2011, Mr. D’Aguilar has served as a Director of Bahamar, a $3 billion resort under construction on Nassau in the Bahamas. Since 2006, Mr. D’Aguilar has served as a Director of J.S. Johnson and Company Limited, which is the largest firm of insurance brokers and agents in the Bahamas and is publicly traded on the Bahamas International Stock Exchange (BISX). Since 2009, Mr. D’Aguilar has served as Chairman of the Board of AML Foods Limited, which is the second largest retailer of food in the Bahamas and is publicly traded on the BISX. Since 2008, Mr. D’Aguilar has served as Chairman of the Board of Insurance Company of The Bahamas Limited. Since 2009, Mr. D’Aguilar has served as Honorary Consul to the Kingdom of the Netherlands in the Commonwealth of the Bahamas. From 1987 to 1993, Mr. D’Aguilar served as President of the Bahamas Chamber of Commerce. From 1987 to 1993, Mr. D’Aguilar held various positions at KPMG US.

Mr. D’Aguilar holds a B.S. in Hotel Administration from Cornell University and a Masters of Business Administration (M.B.A.) from Cornell University. He is qualified as a CPA in the State of New York.

We believe Mr. D’Aguilar’s experience serving on various boards, as well as his financial background, including his designation as a Certified Public Accountant, make him well qualified to continue to serve as a director of MIAC.

Mr. Derris is the CEO of Derris & Company, which he founded in 2012. Derris & Company is a brand strategy and public relations firm headquartered in New York City. Mr. Derris serves as a crisis counselor for major corporations and executives in media, finance, fashion, entertainment and sports, and invests in and advises consumer-facing start-ups at various stages of development. Prior to founding Derris & Company, Mr. Derris had various positions with served as Senior Vice President and Partner at Sunshine Sachs starting in 2005, where he lead the firm’s work in a variety of verticals industries, including finance, crisis, digital, sports and real estate. Prior to Sunshine Sachs, Mr. Derris was associated with Rabinowitz-Dorf Communications, a boutique public relations and public affairs firm in Washington, D.C. Mr. Derris also served as a state spokesman on John Kerry’s 2004 Presidential Campaign.

Mr. Derris holds a B.A. from the University of Wisconsin-Madison.

We believe Mr. Derris’s experience related to public relations makes him well qualified to continue to serve as a director of MIAC.

Kevin McTavish has over 25 years experience in real estate investing including development, distressed debt, and bankruptcies for several widely recognized real estate funds. He also currently serves as Chairman of the Board for Institutional Real Estate, Inc. (IREI).  Additionally, from 2003-2007 he served as a member of the Board of Directors of Lodgian, Inc. a publicly traded hotel company. At Lodgian he was Chairman of both the Compensation & Nominating Committees as a member of the Audit Committee.
From 1995 - 2003 Mr. McTavish was a Principal at Colony Capital, LLC. He was a member of Investment Committee and Major Asset Review Committee. Colony has invested in and manages nearly $60 billion in real estate assets. As Chief Operating Officer he oversaw the 50 person asset management group responsible for more than 1,000 real estate assets comprising several billion dollars. From 1998-2002 he led Colony’s efforts in establishing offices in Japan & Korea.  Additional responsibilities at Colony included Chairman of Aman Resorts and LaHotel Corporation (owner of the L’Ermitage Hotel in Beverly Hills, CA). He was an active member of the Board of Directors for publicly traded Verado Holdings, Inc. – an investment made with Texas Pacific Group and the Donald Sturm Group.   Prior to Colony he was a founder of Brazos Asset Management (later renamed Lone Star Opportunity Fund) for the Robert Bass Group.

Mr. McTavish holds an M.B.A. in Real Estate from The Wharton School of Business and a B.S. from the United States Naval Academy (Superintendent’s List, 1980).

We believe Mr. McTavish’s experience related to investments, management and operations makes him well qualified to continue to serve as a director of MIAC

Nominees’ Stock Ownership. The table below indicates the dollar range of each Nominee’s ownership of MIAC common stock as of December 31, 2014.

Name	Dollar Range of Equity Securities of MIAC	Aggregate Dollar Range of Equity Securities of All Registered Investment Companies Overseen by Director in Family of Investment Companies
David H. Lesser	Over $100,000	N/A
Dionisio D’Aguilar	None	N/A
Jesse Derris	None	N/A
Kevin McTavish	None	N/A

As of December 31, 2014, no Independent Directors or any of their immediate family members (spouse, child residing in household and certain dependents), beneficially owned any interests in MIAC, an investment adviser of MIAC, a principal underwriter of MIAC or a person (other than a registered investment company) directly or indirectly controlling, controlled by, or under common control with MIAC, an investment adviser of MIAC or a principal underwriter of MIAC.

Nominees’ Compensation. The aggregate amount of compensation paid to each Nominee by MIAC for the fiscal year ended December 31, 2014 was as follows:

Name	Aggregate Compensation from MIAC	Pension or Retirement Benefits Accrued as Part of MIAC Expenses	Estimated Annual Benefits from MIAC upon Retirement	Total Compensation from MIAC and MIAC Complex Paid to Directors
David H. Lesser	$120,000	None	None	$120,000
Dionisio D’Aguilar	$4,000	None	None	None
Jesse Derris	$4,000	None	None	None
Kevin McTavish	None	None	N/A	None

The Board

Board Leadership Structure. David H. Lesser has served as Chairman of the Board since October 3, 2013. He is an Interested Person of the Company as defined in section 2(a)(19) of the 1940 by virtue of his position as an officer of the Company. The Chairman is typically responsible for (a) chairing Board meetings, (b) setting the agendas for those meetings and (c) providing information to Board members in advance of each Board meeting and between Board meetings. Since October 3, 2012, Mr. Lesser has also served as the CEO of the Company. Generally, the Company believes it best to have a single leader who is seen by stockholders, business partners and other stakeholders and counterparties as providing strong leadership. In addition to the foregoing roles, since October 3, 2013 Mr. Lesser has served as Company Secretary and Treasurer.

Audit Committee.  The board of MIAC has established an Audit Committee which is chaired by Mr. D’Aguilar and which includes Mr. Derris as a member.

The Independent Directors include Messrs. D’Aguilar and Jesse Derris. Governance guidelines provide that the Independent Directors will meet in executive session at each Board meeting and no less than annually.

 The Company believes that its Chairman, together with the Audit Committee, the Independent Directors and the full Board of Directors, provide effective leadership to serve the interests of stockholders.

The Company does not have a lead independent director, which the Company believes is appropriate given (i) its belief that its Chairman, together with Audit Committee, the Independent Directors and the full Board of Directors, provide effective leadership to serve the interests of stockholders; (ii) the fact that the Independent Directors will meet in executive session at each Board meeting and no less than annually; and, (iii) the fact that the Board will havce only four members and therefore, in the Company’s view, does not need additional structural mechanisms in order to help ensure free and open communication among all the directors.

Board Risk Oversight. The Board is responsible for overseeing risk management, and the full Board regularly, and on an ad hoc basis when necessary, engages in risk management reviews and discussions and receives compliance and other reports from its relevant service providers. The full Board receives compliance reports from Mr. Kanuga, in his role as Chief Compliance Officer, at meetings and on an ad hoc basis, when and if necessary. In addition, in its role, the audit committee considers financial and reporting risks and raises them with the full Board when necessary. The Board believes that its oversight of material risks is adequately maintained.

Board Meetings. During the fiscal year ended December 31, 2014, the Board held four meetings and on one other occurrence took action by written consent.

Attendance at Stockholders’ Meetings. MIAC does not have a formal policy regarding directors’ attendance at annual meetings of the Company’s stockholders.

Audit Committee. The Company has a standing audit committee comprised of directors who are not “Interested Persons” of the Company as defined in the 1940 Act. The Company’s audit committee, met once during the Company’s the fiscal year ended December 31, 2014. The function of the audit committee is (1) to oversee the Company’s accounting and financial reporting processes and the audits of the Company’s financial statements and (2) to assist in the Board of Directors in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and the qualifications, independence and performance of the Company’s independent registered public accounting firm. A copy of the Company’s audit committee charter, which describes the audit committee’s purposes, duties and powers, is attached as Exhibit A hereto.

Nominating and Compensation Committee. There is no legal requirement for an unlisted investment company to have a nominating or compensation committee. At this point, the Company has not established either a Nominating or a Compensation Committee and the board as a whole shall handle such activities.  In all events, Company security holders are welcome to recommend director nominees to the Company, and may do so by communicating with the Chairman of the Board or any other Board member in the manner described under “Other Matters”, below.

Beneficial Ownership of Shares

This section sets forth information for MIAC regarding the beneficial ownership of its shares as of April 14, 2015, by the Nominees of MIAC owning shares on such date and by any stockholders owning 5% or more of MIAC’s outstanding shares.

As of April 30, 2015, MIAC’s directors and executive officers, as a group, owned approximately 31.24% of MIAC’s outstanding common stock, and individually owned MIAC common stock as follows:

Name	Shares of Common Stock Owned	Percentage of Common Stock Owned
David H. Lesser*(a)	3,253,369	29.68%
F. Jacob Cherian *(b)	170,915	1.56%
Suhel Kanuga *(b)	170,915	1.56%
Dionisio D’Aguilar	None	None
Jesse Derris	None	None
All directors and executive officers as a group	3,424,284	31.24%

*Interested Director of MIAC. Each other director named is an Independent Director of MIAC.

(a) includes shares owned directly by David H. Lesser, shares held indirectly by David H. Lesser through a 100% owned limited partnership and shares held by LLC’s under the control of David H. Lesser

(b) Mr. Cherian and Mr. Kanuga are not standing for re-election at the 2015 Annual Meeting.

Based on information provided by MIAC’s transfer agent, on May 4, 2015 Cede & Co. held of record approximately 64.9% of the outstanding common stock of MIAC, and no other person held of record 5% or more of the outstanding shares of common stock of MIAC. Based on information obtained by reviewing public filings required by the SEC on Forms 3, 4 and 5 and Schedules 13D and 13G, persons beneficially owning 5% or more of MIAC’s common stock have reported their ownership of MIAC shares as indicated below. The most recent such filing was made on Schedule 13D on March 17, 2015. Unless otherwise indicated, to our knowledge, each person named below has sole voting and investment power with respect to the shares beneficially owned by it, except to the extent authority is shared by spouses under applicable law or as otherwise disclosed in their respective public filings.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percentage of Beneficial Ownership
David H. Lesser(1)	3,253,369	29.68%
Sanlam Investment Holdings Ltd.(2)	1,360,391	16.55%

(1)	Based on information contained in Form 13D jointly filed by David H. Lesser, Hudson Bay Partners, LP, HBP PW, LLC, HBP MIAC, LLC and HBP MIAC 2, LLC on March 17, 2015 and more recent filings of Form 4’s by David H. Lesser

(2)	Based on information contained in a Schedule 13D/A jointly filed on April 9, 2010, by Sanlam Investment Holdings Ltd, Sanlam International Investment Partners Limited, and Sanlam Limited, who share voting and investment control over these securities.

Section 16(a) Beneficial Ownership Reporting Compliance

To MIAC’s knowledge, all of its officers, directors and holders of more than 10% of its common stock complied with all filing requirements under Section 16(a) of the Securities Exchange Act of 1934 during the fiscal year ended December 31, 2014. In making this disclosure, MIAC has relied solely on written representations of such persons and on copies of reports that have been filed with the SEC.

Related Party Transactions

Subject to applicable restrictions under the 1940 Act, MIAC may from time-to-time enter into transactions with a director, officer or employee, or transactions in which such a person (or one or more of such person’s family members, household members or entities with which such person is affiliated or by which such person is employed) has a direct or indirect material financial interest; provided, however, that in each such case such interests shall have been disclosed to the directors of MIAC and a majority of the disinterested directors shall have approved such transaction as being on terms substantially equivalent to those reasonably to be expected in a similar, arm's-length transaction with an unrelated party, and in the interests of MIAC.

As of October 3, 2013, MIAC has engaged Morrison Cohen LLP (“MoCo”) as its legal counsel with respect to securities and general corporate matters. The spouse of Mr. Lesser, our Chairman and CEO, is a partner at MoCo. From and including October 3, 2013, MIAC has incurred approximately $105,000 of legal fees with MoCo. MIAC’s engagement of MoCo has been approved as described in the foregoing paragraph.

Quorum and Required Vote for Proposal No. 1

The holders of a majority of the Company’s issued and outstanding common stock constitute a quorum, whether present in person or represented by proxy. When a quorum exists, the vote of the holders of a majority of the common stock present, whether in person or by proxy, decides the question before the meeting.

PROPOSAL NO. 2:
RATIFICATION OF THE COMPANY’S
 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

It is proposed that the stockholders of the Company ratify the selection of the Company’s independent registered public accounting firm.

The 1940 Act requires that the Company’s independent registered public accounting firm (the “independent auditors” or the “auditors”) be selected by a majority of those directors who are not “Interested Persons” (as defined in the 1940 Act) of the Company. The audit committee has direct responsibility for the appointment, compensation, retention and oversight of the Company’s independent auditors. At a meeting held on January 5, 2015, the Company’s Audit Committee approved, and the Company’s Board, including a majority of those directors who are not “Interested Persons” of the Company, ratified and approved the selection of MarksPaneth, LLP (“MP”) as the Company’s independent auditors for the fiscal year ending December 31, 2015. The Company seeks the ratification of the stockholders as to this selection.

MP is a major New York City based accounting firm that has acted as independent auditors of the Company since performing the audit of the financial statements for the year ended December 31, 2014.

The following chart reflects fees paid to MP by the Company during the Company’s last two fiscal years. All services provided by MP were pre-approved as required.

Audit Fees1	$0
Audit-Related Fees1	$0

1 For the Company’s fiscal years ended December 31, 2014 / December 31, 2013.

Prior to MP, CohnReznick LLP acted as independent auditors of the Company.  The following chart reflects fees paid to CohnReznick by the Company during the Company’s last two fiscal years. All services provided by CohnReznick were pre-approved as required.

	2013	2014
Audit Fees	$21,500	$20,000
Audit-Related Fees1	$0	$0
Tax Preparation	$7,500	$0

The Company’s Audit Committee has established policies and procedures (the “Policy”) for pre-approval (within specified fee limits) of MP’s engagements for non-audit services relating to the Company without specific case-by-case consideration. Pre-approval considerations include whether the proposed services are compatible with maintaining MP’s independence. The Policy and the services covered are considered annually. In addition, proposed services requiring pre-approval but not covered by the Policy are considered from time to time as necessary. The Company’s Audit Committee has considered whether the provision of non-audit services that did not require pre-approval is compatible with maintaining MP’s independence.

The auditors reported no material concerns to the Audit Committee or Company management during the course of the audit and the preparation of the audited financial statements for the Company’s 2014 Annual Report to Stockholders.

In addition to MP, the Company’s other service providers are:

●	Gemini Fund Services, LLC, located at 80 Arkay Drive, Hauppauge, New York 11788, which serves as the Company’s administrator and accountant.

●	First National Bank of Omaha, located at 1620 Dodge Street, Stop 1080, Omaha, Nebraska 68197, which acts as custodian for the assets of the Company.

●	American Stock Transfer and Trust Company, located at 6201 15th Avenue, Brooklyn, New York 11219, which serves as the Company’s transfer agent.

Quorum and Required Vote for Proposal No. 2

The holders of a majority of the Company’s issued and outstanding common stock constitute a quorum, whether present in person or represented by proxy. When a quorum exists, the vote of the holders of a majority of the common stock present, whether in person or by proxy, decides the question before the meeting.

OTHER MATTERS

The Company’s Board is not aware of any other matter that may come before the meeting. However, should any such matter or matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matter or matters.

Proposals that stockholders wish to include in the Company’s proxy statement for the Company’s next annual meeting of stockholders must be sent to and received by the Company no later than January 15, 2015 at the principal executive office of the Company, 301 Winding Road, Old Bethpage, New York 11804, Attention: Secretary of the Company.

Stockholders who wish to communicate with directors should send communications to the attention of the Secretary of the Company, 301 Winding Road, Old Bethpage, New York 11804. Communications will be directed to the director or directors indicated in the communication or, if no director or directors are indicated, to the chairman of the Board.

VOTING INFORMATION

To vote, please:

●	complete, date and sign the enclosed form of proxy and mail it in the enclosed postage-paid envelope, or

●	use the Internet to access www.voteproxy.com and follow the on-screen instructions. Have your proxy card available when you access the web page, or

●
use a touch-tone telephone to call, toll-free, 1-800-PROXIES (1-800-776-9437) in the United States, or +1-718-921-8500 from outside the United States, and follow the instructions. Have your proxy card available when you call.

The Company will bear the cost of soliciting proxies. In addition to the use of the mails, proxies may be solicited personally or by telephone, and the Company may pay persons holding shares of the Company in their names or those of their nominees for their expenses in sending soliciting materials to their principals. Authorizations to execute proxies may be obtained by fax or by telephonic instructions in accordance with procedures designed to authenticate the stockholder’s identity. In all cases where a telephonic proxy is solicited, the stockholder will be asked to provide or confirm certain identifiable information and to confirm that the stockholder has received the Company’s proxy statement and proxy card in the mail. Within 72 hours of receiving a stockholder’s solicited telephonic voting instructions, a confirmation will be sent to the stockholder to ensure that the vote has been taken in accordance with the stockholder’s instructions and to provide a telephone number to call immediately if the stockholder’s instructions are not correctly reflected in the confirmation.

Shares represented by executed and unrevoked proxies will be voted in accordance with the specifications made thereon, and if no voting instructions are given, shares will be voted “FOR” the proposals.

If a proxy is properly executed and returned accompanied by instructions to withhold authority to vote, or represents a broker “non-vote” (that is, a proxy from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other person entitled to vote shares of the Company on a particular matter with respect to which the broker or nominee does not have discretionary power) or is marked with an abstention (collectively, “abstentions”), then the Company’s shares represented thereby will be considered to be present at the meeting for purposes of determining the existence of a quorum for the transaction of business, and such abstentions will also constitute a vote “against” each of the proposals, because of the particular voting standards applicable to those proposals, as disclosed above.

NOTICE TO BANKS, BROKER-DEALERS AND VOTING TRUSTEES AND THEIR NOMINEES

            Please advise the Company, in care of the Company’s transfer agent, American Stock Transfer and Trust Company, 6201 15th Avenue, Brooklyn, New York 11219, whether other persons are the beneficial owners of the shares for which proxies are being solicited and, if so, the number of copies of the proxy statement and other soliciting material you wish to receive in order to supply copies to the beneficial owners of shares.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.
STOCKHOLDERS WHO DO NOT EXPECT TO ATTEND THE MEETING IN PERSON ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED FORM OF PROXY IN THE ENCLOSED STAMPED ENVELOPE.

Dated: May  15, 2015

EXHIBIT A

AUDIT COMMITTEE CHARTER
MILLENNIUM INVESTMENT & ACQUISITION COMPANY, INC.
(formerly known as MILLENNIUM INDIA ACQUISITION COMPANY, INC.) (“MIAC”)

Adopted January 17, 2008

The Board of Directors (the “Board”) of Millennium Investment & Acquisition Company Inc. (“MIAC”) hereby adopts the following as the governing principles of the Audit Committee of MIAC.

Membership.

The Audit Committee shall consist of two or more members appointed by the Board. Audit Committee members serve at the pleasure of the Board. Each member of the Audit Committee must be “disinterested.” For purposed of this charter, a “disinterested” Director means a Director who is not an “interested person” of MIAC, as that term is defined under the Investment Company Act of 1940 (the “1940 Act”). Unless a Chairperson is designated by the Board, the Audit Committee may elect from its own members a Chairperson. The Chairperson (if any) presides over each meeting of the Audit Committee.

Principal Responsibilities

The principal responsibilities of the Audit Committee shall include:

●	Overseeing MIAC’s accounting and auditing processes.

●
Serving as MIAC’s qualified legal compliance committee, and in such capacity, the Audit Committee is authorized to: receive in confidence, consider and, if appropriate, investigate in its capacity as a qualified legal compliance committee any report by (i) an attorney of a material violation of an applicable United States federal or state securities law, or a similar material violation of any United States or state law by MIAC (or any officer, director, or employee or agent of MIAC) (a “material violation”), or (ii) a report under MIAC’s Code of Ethics for Principal Executive and Principal Financial Officers (the “Code”). At the conclusion of an investigation of a reported violation of the Code, the Audit Committee shall make a report to the Board, which shall include a recommendation of an appropriate action if such violation is determined to have occurred. At the conclusion of any investigation of a material violation, and (ii) to inform the chief executive officer of MIAC and the Board of any such investigation and the appropriate remedial measures to be adopted. With respect to a report of a material violation, the Audit Committee is further authorized to take all other appropriate action, including notification to the Securities and Exchange Commission in the event MIAC fails in any material respect to implement an appropriate response recommended by the Audit Committee

●	Recommending which firm to engage as MIAC’s independent auditor as required by Section 32 of the 1940 Act, and whether to terminate this relationship.

●	Reviewing the independent auditors’ compensation, the proposed scope and terms of its engagement, and the firm’s independence.

●
Approving all audit and non-audit services an independent auditor provides to MIAC (and certain MIAC service providers) as required by and in accordance with applicable law. The Audit Committee is authorized to develop policies and procedures, in accordance with applicable law, that provide for the advance pre-approval of some or all audit and non-audit services. The Audit Committee is further authorized to delegate its responsibility to pre-approve audit and non-audit services to one or more members of the Audit Committee, in accordance with applicable law.

●	Serving as a channel of communication between an independent auditor and the Directors.

●
Reviewing the results of each external audit, including any qualifications in the independent auditors’ opinion, any related management letter, management’s responses to recommendations made by the independent auditors in connection with the audit, reports submitted to the Audit Committee by the internal auditing department of MIAC that are material to a MIAC, if any, and management’s responses to any such reports.

●	Meeting with MIAC’s accounting provider, if any, to discuss their role in the audit and any report they may wish to make with respect hereto.

●
Reviewing MIAC’s audited financial statements and considering any significant disputes between MIAC’s management and the independent auditor that arose in connection with the preparation of those financial statements. In addition, the Audit Committee should review any unusual circumstances reflected in MIAC’s financial statements.

●	Considering, in consultation with the independent auditors’ report on the adequacy of MIAC’s internal financial controls.

●	Reviewing, in consultation with MIAC’s independent auditors, major changes regarding auditing and accounting principles and practices to be followed when preparing MIAC’s financial statements.

●	Reviewing the procedures employed by MIAC in preparing published financial statements and related management commentaries.

Recommendation of Independent Auditors

In connection with the selection of MIAC’s independent auditors, the Audit Committee shall consider the auditors’: (a) basic approach and techniques; (b) knowledge and experience in the industry and other investment companies serviced by the firm; (c) procedures followed to assure the form’s independence; (d) policy regarding rotation of personnel assigned to the engagement; and (e) other quality control procedures. The Audit Committee shall also consider the nature and quality of other services offered by the firm, the firm’s manner of communicating weaknesses noted in MIAC’s internal control system, the basis for determining their fees, and management’s attitude toward the firm.

Internal Controls

The Audit Committee shall periodically review the internal controls of, and other procedures adopted by, MIAC, including those procedures (if any) relating to: (i) the valuation of securities (including securities for which market quotations are not readily available, such as interests in hedge funds) and the computation of MIAC’s net asset value; (ii) the pricing services used by MIAC; and (iii) the liquidity of other restricted securities held by MIAC.

Meetings

The Committee shall meet at least one time each year and be empowered to hold special meetings, as circumstances require. Any action of the Committee shall be taken by the affirmative vote of a majority of the members, Any action of the Committee with respect to MIAC may be taken without a meeting if at least a majority of the members of the Committee consent thereto in writing.

EXHIBIT B

REPORT OF THE AUDIT COMMITTEE
IN RESPECT OF THE COMPANY’S AUDITED FINANCIAL STATEMENTS
FOR THE FISCAL YEAR ENDED DECEMBER 31, 2014
MILLENNIUM INDIA ACQUISITION COMPANY, INC.
(formerly known as MILLENNIUM INDIA ACQUISITION COMPANY, INC.) (“MIAC”)

The audit committee oversees MIAC’s financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The committee reviewed with the independent registered public accounting firm (the “independent auditors” or “auditors”), who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of MIAC’s accounting principles and such other matters as are required to be discussed with the committee under the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”). In addition, the committee has discussed with the independent auditors the auditors’ independence from management and MIAC including the auditors’ letter and the matters in the written disclosures required by the PCAOB, and considered the compatibility of non-audit services with the auditors’ independence.

The committee discussed with the independent auditors the overall scope and plan for the audit. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of MIAC’s internal controls, and the overall quality of MIAC’s financial reporting.

In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements for MIAC be included in MIAC’s Annual Report to Stockholders for the year ended December 31, 2014.

Dionisio D’Aguilar, Audit Committee Chair	Jesse Derris, Audit Committee Member

EXHIBIT C

NOMINATING AND COMPENSATION COMMITTEE CHARTER
MILLENNIUM INDIA ACQUISITION COMPANY, INC.
(formerly known as MILLENNIUM INDIA ACQUISITION COMPANY, INC.) (“MIAC”)

Adopted January 17, 2008

The purpose of the Nominating and Compensation Committee of the Board of Directors of MIAC (the “Board”) is to review matters pertaining to the composition, committees, compensation and operations of the Board. Members of the Committee may not be “interested persons” of MIAC as such term is defined in the Investment Company Act of 1940, as amended (“Interested Persons”).1

The Nominating and Compensation Committee shall consist of two or more members appointed by the Board. Unless a Chairperson is designated by the Board, the Nominating and Compensation Committee may elect from its own members a Chairperson. The Chairperson (if any) presides over each meeting of the Nominating and Compensation Committee.

The Committee shall have the following duties and powers:

●	To evaluate and recommend all candidates for election or appointment as members of the Board and recommend the appointment of members and chairs of each Board Committee.

●	To review policy matters affecting the operation of the board and Board committees and make such recommendations to the Board as deemed appropriate by the Committee.

●	To evaluate periodically the effectiveness of the Board and Board Committees and make such recommendations to the Board to the Boards as deemed appropriate by the Committee.

●	To evaluate periodically the compensation of the members of the Boards and make such recommendations to the Boards as deemed appropriate by the Committee.

●	The Committee shall have the resources and authority appropriate to discharge its responsibilities.

The Committee shall be empowered to hold special meetings, as circumstances require. Any action of the Committee shall be taken by the affirmative vote of a majority of the members. Any action of the Committee with respect to MIAC may be taken without a meeting if at least a majority of the members of the Committee consent hereto in writing.

1 As contemplated by certain rules inter the Investment Company Act of 1940, as amended, the selection and nomination of candidates for election as members of the Board who are not Interested Persons shall be made by the incumbent members of the Board who are not Interested Persons.